Exhibit 99.1

CoStar Group Withdraws Bid to Acquire CoreLogic

Impact of Rising Interest Rates on Mortgage and Housing Markets Changes View on Valuation

WASHINGTON -- (BUSINESS WIRE) – Today, CoStar Group, Inc. (NASDAQ: CSGP) announced that it has decided to withdraw its bid to acquire CoreLogic and terminate any further acquisition discussions. CoStar Group believes rising interest rates will negatively impact the outlook for the mortgage refinancing market. Accordingly, these rising interest rates have caused valuations for residential property technology companies to decline significantly in recent weeks, which has changed CoStar’s view of the value of CoreLogic. “With Interest rates moving up, now is not the time for us to aggressively buy into the residential mortgage market,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group.

CoStar Group continues to believe that a strategic combination of CoStar and CoreLogic had the potential to create significant value for all shareholders, and that CoreLogic is an excellent company with a talented team. However, CoStar Group is committed to maintaining its disciplined approach to valuation as it pursues strategic acquisitions.

Mr. Florance continued, “We wish to congratulate Stone Point and Insight Partners on their successful bid to acquire CoreLogic. We thank the CoreLogic Board and management team for including us in the process and congratulate them on achieving a strong valuation for their shareholders.”

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About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of over 4,600 worldwide, including the industry’s largest professional research organization. For more information, visit CoStarGroup.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: uncertainty surrounding interest rates and the risk that the effect of rising interest rates on the mortgage refinancing market differs from expectations. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2020, which is filed with the SEC, including in the “Risk Factors” section of that filing, as well as CoStar’s other filings with the SEC available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
CoStar Group

Investor Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Bill Warmington
Investor Relations
(202) 346-5661
wwarmington@costar.com

Media Contact
Matthew Blocher
Marketing & Communications
(202) 346-6775
mblocher@costar.com